EX-99.e.1.a

Amended and Restated Schedule A

dated Jun 16, 2021

to the Underwriting Agreement dated June 10, 2008

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen Global Equity Fund
Aberdeen China A Share Equity Fund
Aberdeen U.S. Sustainable Leaders Smaller Companies Fund
Aberdeen U.S. Small Cap Equity Fund
Aberdeen Intermediate Municipal Income Fund
Aberdeen Global Absolute Return Strategies Fund
Aberdeen International Small Cap Fund
Aberdeen Emerging Markets Sustainable Leaders Fund
Aberdeen Emerging Markets Fund
Aberdeen U.S. Sustainable Leaders Fund
Aberdeen Emerging Markets Debt Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Ultra Short Municipal Income Fund

Aberdeen International Sustainable Leaders Fund

Aberdeen Global Equity Impact Fund

Aberdeen Global High Income Fund

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to the Underwriting Agreement to be executed in its name and on its behalf by its duly authorized representative as of June 16, 2021.

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN FUND DISTRIBUTORS, LLC

By:	/s/ Kristen Cammarata
Name:	Kristen Cammarata
Title:	Authorized Signer

[Signature Page to Amended and Restated Schedule A to Underwriting Agreement
between Aberdeen Funds and Aberdeen Fund Distributors, LLC]